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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                        January 11, 2000

                      OLD GUARD GROUP, INC.
       (Exact name of registrant as specified in its charter)

        Pennsylvania            0-16533          23-2852984
(State or other jurisdiction  (Commission      (IRS Employer
      of incorporation)        File Number)  Identification No.)

    2929 Lititz Pike, Lancaster, PA                 17601
(Address of principal executive offices)          (Zip Code)

        Registrant's telephone number, including area code
                          (717) 581-6855

                                N/A
  (Former name or former address, if changed since last report.)

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Item 5.  Other Events.

     On January 11, 2000, the Board of Directors of Old Guard Group, Inc. (the "Company") appointed Mr. Robert L. Goldstein to its board of directors. Mr. Goldstein is a principal of Gotham Capital ("Gotham"), a private investment partnership. Gotham Capital and associated individuals currently hold approximately 10.65% of the issued and outstanding shares of the Company. In conjunction with the appointment of Mr. Goldstein, the Company and Gotham executed a five year agreement that outlines their future relationship. This agreement contains several significant restrictions which limit Gotham's ability to increase its ownership in the Company, wage solicit proxies, wage a proxy contest, or sell its shares of the Company without prior written consent of the Company. Additionally, Gotham has agreed to vote all its shares in any election for directors in favor of the nominees of the Board of Directors and in favor of the position recommended by the Board of Directors. The terms of the Agreement are more particularly described in the Company's press release, dated January 11, 2000, attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

     (a)  Exhibits.

          The following exhibit is filed herewith:

          99.1  Press Release, dated January 11, 2000, of Old
                Guard Group, Inc.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              OLD GUARD GROUP, INC.

Dated:  January 18, 2000      /s/Steven D. Dyer
                              Steven D. Dyer
                              Secretary



                          EXHIBIT INDEX

Exhibit Number

     99.1  Press Release, dated January 11, 2000, of Old Guard
           Group, Inc.









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